Exhibit 4.4
Execution Version

AMENDMENT NO. 3
TO
CONTINUING COVENANT AGREEMENT

This AMENDMENT NO. 3 dated as of July 26, 2019 (this “Amendment”) is by and among BUFFALO GULF COAST TERMINALS LLC (“Parent”), HFOTCO LLC (“Obligor”), BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the BONDHOLDERS signatory hereto and amends, and provides consent under, that certain Continuing Covenant Agreement dated as of August 19, 2014 (as amended, restated, extended, supplemented, modified and otherwise in effect from time to time, including pursuant to that Consent and Amendment dated June 5, 2017 and Amendment No. 2 dated as of June 26, 2018, the “Continuing Covenant Agreement”) by and among Parent, Obligor, the Administrative Agent and certain persons as “Bondholders” (the “Bondholders”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Continuing Covenant Agreement.
WHEREAS, the Obligor has requested and the Bondholders and the Bondholder Representative have agreed, on the terms and conditions set forth herein to (a) extend the Mandatory Purchase Date of the Bonds and make certain other amendments to the Continuing Covenant Agreement and (b) consent to and approve certain amendments to the Indentures in connection therewith.
NOW THEREFORE, in consideration of the mutual agreements contained in the Continuing Covenant Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§1.    Consent to Indenture Amendments. As of the Amendment Effective Date (as defined below), each of the Bondholders and the Administrative Agent (as Bondholder Representative) hereby consent to the Indenture Amendments (as defined below) and direct the Trustee to execute and deliver such Indenture Amendments. This consent shall constitute a limited, one-time consent, and nothing contained herein shall obligate the Bondholders or the Bondholder Representative to grant any additional or future consent with respect to any modification of any Bond Documents.

§2.    Amendments to the Continuing Covenant Agreement. Effective as of the Amendment Effective Date (as defined below):

(a)Section 1.01 of the Continuing Covenant Agreement is hereby amended by adding the following definitions in their appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Delaware LLC” means any limited liability company organized or formed under the laws of the state of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Third Amendment Effective Date” means July 26, 2019.
(b)Section 1.01 of the Continuing Covenant Agreement is hereby amended by deleting the definition of “Margin Rate Factor” in its entirety.

(c)The definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Continuing Covenant Agreement is hereby amended by restating the last sentence in the last paragraph of such section as follows:

The Collateral Agent and the Administrative Agent may, without the consent of any Bondholder, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC), after the Closing Date) where the Collateral Agent and the Administrative Agent determine that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
(d)The definition of “Disposition” in Section 1.01 of the Continuing Covenant Agreement is hereby restated in its entirety as follows:

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Divsision; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
(e)The definition of “Mandatory Purchase Date” in Section 1.01 of the Continuing Covenant Agreement is hereby restated in its entirety as follows:

“Mandatory Purchase Date” means the earliest of (i) August 19, 2024, the date on which the Bonds are subject to mandatory tender for purchase, pursuant to Section 4.09 of the Indenture, (ii) the date on which the interest rate mode of the Bonds is converted from the interest rate mode in effect on the Closing Date to another interest rate mode, and (iii) the date on which the Bonds are required to be redeemed or purchased in full pursuant to the Indenture.
(f)The definition of “Taxable Rate” in Section 1.01 of the Continuing Covenant Agreement is hereby restated in its entirety as follows:

“Taxable Rate” means, with respect to a Taxable Period, the product of (i) the LIBOR Term Indexed Rate and (ii) the Taxable Rate Factor. As of the Third Amendment Amendment Effective Date, the Taxable Rate Factor is 1.2658.
(g)The definition of “Taxable Rate Factor” in Section 1.01 of the Continuing Covenant Agreement is hereby restated in its entirety as follows:

“Taxable Rate Factor” means the amount by which the LIBOR Term Indexed Rate must be multiplied to achieve the equivalent taxable rate given the highest marginal federal corporate income Tax rate (which is 21%, as of the Third Amendment Amendment Effective Date). The Taxable Rate Factor from time to time shall be determined by the Administrative Agent and notified by the Administrative Agent to the Trustee.

(h)Article III of the Continuing Covenant Agreement is hereby amended by adding a new Section 3.26 as follows:

Section 3.26 Beneficial Ownership Certification. As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(i)Section 5.10(a) of the Continuing Covenant Agreement is hereby amended by adding the words “(including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC)” immediately following the words “formed or acquired” in such section.

(j)Section 5.11(b) of the Continuing Covenant Agreement is hereby amended by adding the words “(including, without limitation, any acquisition pursuant to a Delaware LLC Division)” immediately following the words “the acquisition by any Loan Party of” in both places that they appear in such section.

(k)Section 6.06 of the Continuing Covenant Agreement is hereby amended by adding the words “(including, in each case, pursuant to a Delaware LLC Division)” immediately following the words “or permit any other Person to combine, merge into or consolidate with it” in such section.

(l)Section 9.16 of the Continuing Covenant Agreement is hereby amended by adding the words “and the Beneficial Ownership Regulations” immediately following the words “including the Patriot Act” at the end of such section.

(m)Section 9 of the Continuing Covenant Agreement is hereby amended by adding a new Section 9.21 at the end thereof as follows:

Section 9.21    Acknowledgment Regarding Any Supported QFCs. To the extent that the Bond Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Bond Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Bond Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Bond Documents were governed by the laws of the United States or a state of the United States.
(b) As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(n)Schedule I of the Continuing Covenant Agreement (Certain Addresses For Notices) is hereby amended by restating the notice information for the Obligor and the Loan Parties in its entirety as follows:

The Obligor and the Loan Parties:	HFOTCO LLC 1201 South Sheldon Road Houston, TX 77015 Attention: Alisa Perkins, Vice President and Treasurer Telephone: 918-524-8130 Email: APerkins@SEMGROUPCORP.COM
with a copy to: SemGroup Corporation Attention: General Counsel 6120 S. Yale Avenue Suite 1500 Tulsa, OK 74136 Email: SLindberg@SEMGROUPCORP.COM

(o)Schedule II of the Continuing Covenant Agreement (Purchasers) is hereby replaced in its entirety with Schedule II attached hereto. Furthermore, the parties hereto hereby acknowledge and agree that the assignment of interests in the Bonds pursuant to that certain Assignment and Assumption dated as of the date hereof, among BBVA Mortgage Corporation, f/k/a Compass Mortgage Corporation, as Assignor, and Banc of America Preferred Funding Corp., STI Institutional & Government, Inc., and Regions Capital Advantage, Inc., collectively, as the Assignees, and the resulting Par Amounts of each series of Bond as referenced in Schedule II hereto satisfy the requirements of Section 9.06(f)(ii) of the Continuing Covenant Agreement.

§3.    Affirmation and Acknowledgment. Each of Parent and Obligor hereby ratifies and confirms all of its obligations to the Bondholders and the Administrative Agent under the Continuing Covenant Agreement and the other Bond Documents, as amended hereby, and acknowledges and agrees that the Continuing Covenant Agreement and the other Bond Documents, as amended or supplemented hereby, shall remain in full force and effect in accordance with their respective terms. By its signature hereto, the Parent confirms and agrees that (a) it has no defense to enforcement of the Guaranty Agreement, and that according to its terms, the Guaranty Agreement will continue in full force and effect to guaranty the Obligor’s obligations under the Bond Documents and the other amounts described in the Guaranty Agreement following execution of this Amendment and the occurrence of the Amendment Effective Date, and (b) all Liens, including those granted pursuant to the Security Agreement, now or hereafter held by the Collateral Agent for the benefit of the Secured Parties as security for payment of the Obligations remain in full force and effect.

§4.    Representations and Warranties. Each of Parent and Obligor hereby represent and warrant to the Bondholders and the Administrative Agent as follows:

(a)    Immediately prior to and immediately after giving effect to this Amendment, the representations of the Parent and the Obligor contained in Article III of the Continuing Covenant Agreement and any other Bond Document are true and correct in all material respects on and as of the Amendment Effective Date (or, with respect to representations and warranties qualified by materiality, in all respects as of such date), except, in each case, to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, or true and correct in all material respects, as the case may be, as of such earlier date.

(b)    The execution and delivery by Parent and Obligor of this Amendment and the performance by Parent and Obligor of its respective obligations and agreements under this Amendment, the Continuing Covenant Agreement and the other Bond Documents as amended hereby are within the organizational power and authority of Parent and Obligor, as applicable, and have been duly authorized by all necessary limited liability company or other organizational action of the Parent and the Obligor.

(c)    This Amendment has been duly executed and delivered by Parent and Obligor. Each of this Amendment and the Continuing Covenant Agreement as amended hereby constitutes a legal, valid and binding obligation of the Parent and Obligor, enforceable against Parent and Obligor in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)    Immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists.

§5.    Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent (the date of satisfaction of such conditions, the “Amendment Effective Date”):

(a)    The Administrative Agent shall have received counterparts of (i) this Amendment duly executed and delivered by Parent, Obligor, the Administrative Agent and the Bondholders, (ii) reaffirmation agreements and/or amendments to the existing Mortgages (together with any applicable policies of title insurance or modification endorsements to title insurance policies and any UCC financing statements, as are reasonably required by the Administrative Agent) duly executed and delivered by the Obligor for the benefit of the Collateral Agent (“Mortgage Reaffirmation”), and (iii) any Mortgages (together with any applicable policies of title insurance or modification endorsements to title insurance policies and any UCC financing statements, as are reasonably required by the Administrative Agent) required to be delivered pursuant to the Collateral and Guarantee Requirement.
(b)    The Administrative Agent shall have received fully executed copies of an amendment to each Indenture, in form and substance, attached hereto as Exhibit A (collectively, the “Indenture Amendments”) certified by a Responsible Officer of the Obligor as of the Amendment Effective Date as being complete and correct.
(c)    The Administrative Agent shall have received favorable written opinions from Gibson Dunn & Crutcher LLP, counsel for the Loan Parties, or such other special counsel as may be reasonably requested by the Administrative Agent, (i) in form and substance satisfactory to the Administrative Agent, (ii) dated the Amendment Effective Date, (iii) addressed to the Bondholder Parties, and (iv) covering such matters relating to the Amendment, Mortgage Reaffirmation, or the Mortgages to which any Loan Party is a party, as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated by the Amendment and the

Bond Documents.
(d)    The Administrative Agent shall have received favorable written opinions from Bond Counsel (i) in form and substance satisfactory to the Administrative Agent, (ii) dated the Amendment Effective Date, (iii) addressed to the Bondholder Parties, (iv) to the effect that the Indenture Amendments have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject to customary exceptions regarding enforceability), (v) to the effect that this Amendment and the Indenture Amendments will not adversely affect the validity of the Bonds under state law or the exclusion from gross income of interest on the Bonds for federal income Tax purposes, (vi) to the effect that this Amendment and the Indenture Amendments are permitted under the Indentures, including but not limited to Section 9.01 A of the Indentures and (vii) covering such other customary matters as the Bondholder Parties may reasonably request.
(e)    The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Loan Parties, dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company operating agreement of such Person, together with all amendments or modifications thereto, as in effect on the Amendment Effective Date (or a certification that there have been no amendments to such limited liability company operating agreement of such Person since the Closing Date), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the appropriate governing entity or body of such Person, authorizing the Amendment and related documents and consenting to the Indenture Amendments, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a certificate of formation or other formation documents of such Person, together with all amendments or modifications thereto, as in effect on the Amendment Effective Date (or a certification that there have been no amendments to such certificate of formation or other formation documents of such Person since the Closing Date), (D) that attached thereto are certificates as to the good standing of such Person as of a recent date from the Secretary of State of such Loan Party’s jurisdiction of formation, (E) as to the incumbency and specimen signature of each officer executing the Amendment or any other document delivered in connection herewith on behalf of such Person, and (f) as to the absence of any pending proceeding for the dissolution or liquidation of such Person or, to the knowledge of such Responsible Officer, threatening the existence of such Person.
(f)    The representations and warranties set forth in Section 4 hereof shall be true and correct and the Administrative Agent shall have received a certificate dated the Amendment Effective Date certifying thereto.
(g)    The Administrative Agent shall have received a certificate of a duly authorized representative of the Issuer, dated the Amendment Effective Date, in substantially the form of the certificate delivered on the Closing Date or as otherwise reasonably acceptable to the Administrative Agent.
(h)    The Administrative Agent shall have received a certificate of a duly authorized representative of the Trustee, dated the Amendment Effective Date, in substantially the form of the certificate delivered on the Closing Date or as otherwise reasonably acceptable to the Administrative Agent.
(i)    All fees and expenses required to be paid on or before the date hereof in connection with this Amendment in accordance with Continuing Covenant Agreement and the fee letter dated as of the date hereof between the Parent, the Obligor and the Bondholders, shall have been paid.
(j)     At least five (5) days prior to the Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (as defined in the Continuing Covenant Agreement as amended by this Amendment), it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification (as defined in the Continuing Covenant Agreement as amended by this Amendment).
(k)    Completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto.
(l)    An appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be in form and substance reasonably satisfactory to the Collateral Agent and from a Person acceptable to the Collateral Agent.
For purposes of determining compliance with the conditions specified in this Section 5, each Bondholder that has signed this Amendment shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Bondholder unless the Administrative Agent shall have received written notice from such Bondholder prior to the proposed Amendment Effective Date, specifying its objection thereto. The Administrative Agent shall notify the Parent, the Obligor and the Bondholders of the Amendment Effective Date.
§6.    Miscellaneous Provisions.

§6.1.    Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Continuing Covenant Agreement and the Bond Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Continuing Covenant Agreement and the Bond Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Continuing Covenant Agreement and the Bond Documents shall be read and construed as one instrument.

§6.2.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

§6.3.    EACH OF THE PARENT AND THE OBLIGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE BONDHOLDERS OR ANY RELATED PARTY OF THE BONDHOLDERS IN ANY WAY RELATING TO THIS AMENDMENT, THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER BOND DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BONDHOLDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER BOND DOCUMENT AGAINST THE PARENT, THE OBLIGOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

§6.4.    This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§6.5.    Except as otherwise expressly provided for in this Amendment, nothing contained in this Amendment shall extend to or affect in any way any of the rights or obligations of Parent and/or Obligor, as applicable, or the Administrative Agent’s or a Bondholder’s obligations, rights and remedies.

§6.6.    The provisions of this Amendment are solely for the benefit of the Parent, Obligor, the Administrative Agent and the Bondholders and no other Person shall have rights as a third party beneficiary of any of such provisions, except that the Issuer and the Trustee are intended third party beneficiaries of the consent provided in § 1 hereof.

§6.7.    This Amendment shall constitute a “Bond Document” for all purposes of the Continuing Covenant Agreement and the other Bond Documents.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

HFOTCO LLC
By: /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Executive Vice President and Chief Financial Officer

BUFFALO GULF COAST TERMINALS LLC
By: /s/ Robert N. Fitzgerald
Name: Robert N. Fitzgerald
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No 3 to Continuing Covenant Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral
Agent for the Bondholders

By: /s/ Priscilla Ruffin
Name: Priscilla Ruffin
Title: Assistant Vice President

[Signature Page to Amendment No 3 to Continuing Covenant Agreement]

BANC OF AMERICA PREFERRED
FUNDING CORP.,
as Bondholder

By: /s/ Eric Kosmin
Name: Eric Kosmin
Title: Authorized Agent

[Signature Page to Amendment No 3 to Continuing Covenant Agreement]

STI INSTITUTIONAL &
GOVERNMENT, INC.,
as Bondholder

By: /s/ Henry B. Harris, III
Name: Henry B. Harris, III
Title: Managing Director

[Signature Page to Amendment No 3 to Continuing Covenant Agreement]

REGIONS CAPITAL
ADVANTAGE, INC.,
as Bondholder

By: /s/ Kyle Portwood
Name: Kyle Portwood
Title: Vice President

[Signature Page to Amendment No 3 to Continuing Covenant Agreement]

SCHEDULE II
PURCHASERS (ommitted)

Schedule II to Continuing Covenant Agreement

EXHIBIT A
FORM OF INDENTURE AMENDMENTS
(COVER PAGE)
(Ommitted)

Exhibit A to Continuing Covenant Agreement